Exhibit 5.1

Michael Paige Law PLLC

2300 N Street, N.W.

Washington, D.C. 20037

Telephone: 202-363-4791

Facsimile: 202-457-1678

mpaigelaw@outlook.com

Admitted in the District of Columbia

And New York

September 30, 2021

Nutriband Inc.

121 South Orange Ave., Suite 1500

Orlando, Florida 32801

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-259833, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2021, for an public offering (“Offering”) through underwriters (the “Underwriters”) of an aggregate of 1,056,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”) and warrants (the “Warrants”) to purchase 1,056,000 Shares of Common Stock (the “Warrant Shares”) of the Company, offered in 1,056,000 Units (the “Units”) at a price of $6.25 per Unit, under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus that is part of the Registration Statement being herein referred to as the “Prospectus”. The Company has granted the Underwriters the option for a period of 45 days after the effective date under the Securities Act of the Registration Statement to purchase up to an additional 158,400 shares of Common Stock and/or 158,400 Warrants (equal to 15% of the number of Shares and Warrants underlying the Units sold in the offering) from us in any combination thereof at the public offering price per Share and per Warrant, less underwriting discounts and commissions, solely to cover over-allotments, if any. Each Warrant is immediately exercisable, will entitle the holder to purchase one share of Common Stock at an exercise price of $7.50 and will expire five (5) years from the date of issuance.

We are acting as counsel for the Company in connection with the registration for resale of the Shares and of the Warrant Shares in the Offering.

We have examined signed copies of the Registration Statement filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company and its transfer agent, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the Chapter 78 Private Corporations of the Nevada Revised Statutes, and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares, Warrants and Warrant Shares (the “Securities”) have been duly authorized for issuance, and that, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Securities has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder and (iii) the Shares and Warrants, and the Warrant Shares upon exercise of Warrants, in accordance with the terms thereof, are issued and paid for as set forth herein, the Shares, Warrants and Warrant Shares, when issued, will be duly and validly issued, and will be fully paid and nonassessable, and no opinion should be inferred as to any other matters.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to any reference to our firm under the caption “Legal Matters” in the Prospectus.

Very truly yours,

MICHAEL PAIGE LAW PLLC

By:	/s/ Michael Paige